UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2010

GENTA INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

200 Connell Drive
Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on March 5, 2010, Genta Incorporated (the “Company”) entered into a Note Conversion and Amendment Agreement, effective as of March 9, 2010 (the “Prior Agreement”), with certain investors set forth on the signature pages thereto (the “Investors”).  Pursuant to the Prior Agreement, the Investors are required to convert a certain portion of their 2009 Notes between April 20, 2010 and April 21, 2010.  “2009 Notes” as used herein shall mean, collectively, the Company’s Senior Secured Convertible Promissory Notes due April 2, 2012, as amended, the Company’s Unsecured Subordinated Convertible Promissory Notes due July 7, 2011, as amended, issued by the Company on July 7, 2009 and September 4, 2009 pursuant to a securities purchase agreement dated July 7, 2009 and the Company’s Unsecured Subordinated Convertible Notes due July 7, 2011 issued by the Company pursuant to a securities purchase agreement dated September 4, 2009.

On April 19, 2010, the Company and the Investors holding at least two-thirds of the outstanding 2009 Notes entered into an Amended and Restated Note Conversion and Amendment Agreement (the “Amended and Restated Agreement”) to replace the Prior Agreement.  The Amended and Restated Agreement increases the amount of 2009 Notes each Investor is required to convert on the terms set forth in the agreement attached hereto as an exhibit.  Additionally, the Amended and Restated Agreement reflects certain clarifying changes made to the Prior Agreement.

A complete copy of the Amended and Restated Agreement is attached to this Form 8-K.  The foregoing description of the Amended and Restated Agreement and any other documents referenced herein, are qualified in their entirety by reference to such documents.

Item9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1         Form of Amended and Restated Note Conversion and Amendment Agreement (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

	By:	/s/ Gary Siegel
Name: Gary Siegel
Title: Vice President, Finance

Dated: April 19, 2010